EXHIBIT 99.1

StellarOne Corporation Reports Improved First Quarter Results

CHARLOTTESVILLE, Va., April 27, 2009 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported first quarter 2009 earnings of $146 thousand for the first quarter and a net loss available to common shareholders of $298 thousand, or $0.01 per diluted common share. Those results compare to net income of $2.1 million, or diluted earnings per share of $0.14, during the same period in the prior year and reflect improvement on a linked quarter basis to the net loss to common shareholders of $898 thousand, or $0.04 per diluted common share, for the fourth quarter of 2008. The results for the first quarter of 2009 included a provision for loan losses of $7.8 million related primarily to increased specific reserves within the residential real estate development portfolio.

O. R. Barham, Jr., President and CEO, commented, "While we saw some positives relative to our core earnings stream during the quarter, we experienced anticipated deterioration in asset quality, once again substantially related to residential real estate development loans at Smith Mountain Lake. This coupled with adverse economic conditions at both the local and regional level continue to necessitate elevated levels of loan loss provisioning. Our commercial real estate and industrial portfolios continue to hold up fairly well. Our pre-tax, pre-provision earnings of $7.3 million were supported by a significant increase in mortgage revenues, continuing efforts on expense management, and a positive increase in period-end core deposits for the period."

Usefulness of Prior Year First Quarter Comparisons is Limited

StellarOne's 2008 operating results include the former Virginia Financial Group, Inc. (VFG) for the entire period, but results from the former FNB Corporation (FNB) are only included from February 28, 2008 forward, representing the period subsequent to consummation of the merger of equals transaction between VFG and FNB. Therefore, quarter to quarter comparisons are being discussed comparing results from first quarter 2009 to fourth quarter 2008 as they are felt to be more meaningful by management.

Nonperforming Asset Levels and Allowance for Loan Losses Increase

StellarOne's ratio of non-performing assets as a percentage of total assets increased to 2.38% as of March 31, 2009, compared to 1.66% as of December 31, 2008. Annualized net charge-offs as a percentage of average loans receivable amounted to 0.51% for the first quarter of 2009, compared to 2.22% for the fourth quarter of 2008. Net charge-offs for the first quarter totaled $2.9 million and were down $9.7 million compared to the $12.6 million in net charge-offs recognized during the final quarter of 2008. The elevated nonperforming assets and the provision for loan losses were driven by continued deterioration in credits collateralized by residential development and construction lending and declining market conditions in general. The primary concentration of credit issues within our portfolio continue to arise from the residential development and construction loan segment at Smith Mountain Lake (SML). Of the total residential development and construction exposure of approximately $58.6 million at SML, approximately $25.3 million or 43% is now in non-performing assets and appropriately reserved for or charged off. This amount includes the largest SML relationship of $14.7 million, which was moved to nonaccrual status during the quarter and represents the primary increase in non-performing assets during the quarter.

StellarOne recorded a provision for loan losses of $7.8 million for the first quarter of 2009, a decrease of $3.2 million compared to the fourth quarter of 2008. The first quarter provision compares to net charge-offs of $2.9 million for the quarter, resulting in an increase in the allowance as a percentage of total loans to 1.56% at March 31, compared to 1.35% at December 31. While unable to predict the duration or severity of the current recession, StellarOne anticipates non-performing asset and net charge-off levels to remain elevated throughout 2009.

Capital Levels Remain Solid & TARP Deployment Continues

StellarOne's capital base remains strong. The tangible common equity ratio was 9.53% at March 31, 2009 compared to 9.75% at December 31, 2008. Tier 1 risked based capital ratio was 13.65% at March 31, 2009 compared to 14.07% at December 31, 2008. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program from our capital, StellarOne's Tier 1 risk based capital ratio was 12.44%. Shareholder's equity, excluding the preferred stock, represented 12.09% of total assets at March 31, while book value per common share at March 31, 2009 was $16.01 per share. All capital ratios are significantly higher than an average of its peers and remain well above regulatory standards for well-capitalized banks.

StellarOne continues to offer liquidity to its markets through incremental lending to qualified borrowers and has made approximately $53 million in additional loans subsequent to the issuance of preferred stock to the U.S. Treasury last December. In addition, mortgage modification and builder loan programs have been developed and are underway. Additionally, StellarOne paid and accrued dividends totaling $370 thousand in connection with this preferred stock instrument during the first quarter of 2009.

Noninterest Income Increases

On an operating basis, which excludes gains and losses from the sale of assets, total non-interest income amounted to $7.0 million for the first quarter of 2009, an increase of $523 thousand or 8.0% from $6.5 million for the fourth quarter of 2009. Mortgage banking revenue totaled $1.4 million for the first quarter, an increase of $814 thousand or greater than 100% compared to $610 thousand for the fourth quarter of 2008. Wealth management revenues from trust and brokerage fees for the first quarter of 2009 were $1.0 million, or flat compared to $1.0 million in the fourth quarter of 2008. These revenues remain suppressed due to lower market valuations for assets under management. Despite revenue contraction, wealth management contributed earnings to the company during the first quarter. Additionally, mortgage operations also contributed to earnings despite thinner margins received on increased revenues driven by the current refinancing activity. Retail banking fee income amounted to $3.7 million for the first quarter, a decrease of $499 thousand or 11.9% compared to $4.2 million for the fourth quarter of 2008, a result of seasonality and fewer business days in the period. Revenues from other miscellaneous income sources for the first quarter of 2009 were $591 thousand, up $266 thousand or 81.9% compared to $325 thousand for the fourth quarter of 2008, related principally to increases in merchant processing revenues.

Core Margin Compresses Moderately

Net interest income, on a tax-equivalent basis and excluding the effects of purchase accounting amortization, amounted to $22.0 million for the first quarter of 2009, down $1.7 million or 6.9% compared to $23.7 million for the fourth quarter of 2008. The core net interest margin, adjusted to exclude the effect of purchase accounting amortization, was 3.36% for the first quarter of 2009, compared to 3.55% for the fourth quarter of 2008. Including the effects of purchase accounting adjustments, the net interest margin was 3.52% for the first quarter of 2009, compared to 3.80% for the fourth quarter of 2008. The compression noted continues to be yield driven, with the average yield on earning assets decreasing 44 basis points to 5.59% as compared to 6.03% for the fourth quarter of 2008. The pricing structure for approximately 36% of the company's loan portfolio continues to be tied to the LIBOR and Prime rate indices. Both of these indices declined significantly during the periods being compared and have triggered a lower rate of return on the company's variable rate loan products resulting in decreased yield. In addition, reversal of interest accruals associated with the aforementioned increase in nonperforming loans had some impact on loan yields for the period. The cost of interest bearing liabilities contracted 16 basis points from 2.61% during the fourth quarter of 2008 to 2.45% during the first quarter of 2009, but remained much less sensitive to repricing when compared to interest earning assets.

Controllable Operating Costs Continue to Contract

Non-interest expense for the first quarter of 2009 amounted to $22.2 million, or essentially flat when compared to the $22.1 million for the fourth quarter of 2008. FDIC insurance premiums increased $462 thousand or 71.9% compared to the fourth quarter of 2008. Excluding this increase, total noninterest expense decreased $292 thousand or 1.32% when compared to the fourth quarter of 2008. Reductions in compensation and benefits of $39 thousand and demand deposit account charge-offs of $442 thousand, offset by an uptick in professional fees of $340 thousand, accounted for much of this decrease. StellarOne's efficiency ratio was 73.70% for the first quarter of 2009, compared to 69.23% for the fourth quarter of 2008, reflecting the contraction in gross revenues for the period.

Balance Sheet Remains Stable with Excellent Liquidity

Average loans for the first quarter of 2009 were $2.28 billion, remaining flat with that of fourth quarter 2008. Average securities were $312.0 million for the first quarter of 2009, down $43.9 million or 12.3% from $355.9 million for the fourth quarter of 2008. Average deposits for the first quarter were $2.33 billion, or flat compared to $2.34 billion for the fourth quarter of 2008, but period end deposits were up $63.2 million or 2.7% over December 31. Average balances in both non-interest and interest bearing deposits remained relatively stable when compared to the previous quarter. Total average earning assets were $2.66 billion for the first quarter of 2009, up slightly when compared to $2.65 billion for the fourth quarter of 2008. At March 31, 2009, total assets were $3.00 billion, compared to $2.96 billion at December 31, 2008. Cash and cash equivalents were $144.5 million at March 31, 2009, an increase of $28.3 million or 19.6% compared to $116.3 million at December 31, 2008. Shareholder's equity at March 31, 2009 was $392.3 million, a decrease of $2.5 million or 0.6% compared to December 31, 2008.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 61 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's first quarter 2009 earnings conference call at 10:00 a.m. (EDT) today, please visit our website at www.stellarone.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Monday, April 27, 2009 through 12:00 a.m. (EDT) on Sunday, May 3, 2009, by dialing toll free (888) 203-1112 and using passcode #3104829.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets, and foreclosed assets. It also refers to operating earnings, which reflects net income and associated performance ratios adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

 SELECTED FINANCIAL DATA
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)
 --------------------------------------------------------------------

                                                     Three Months
 SUMMARY INCOME STATEMENT                            Ended March
 --------------------------------------------- ----------------------
                                                  2009        2008
                                               ----------  ----------
   Interest income - taxable equivalent        $   36,695  $   31,114
   Interest expense                                13,579      13,113
                                               ----------  ----------
     Net interest income - taxable equivalent      23,116      18,001
   Less: taxable equivalent adjustment                565         486
                                               ----------  ----------
     Net interest income                           22,551      17,515
   Provision for loan and lease losses              7,750         953
                                               ----------  ----------
     Net interest income after provision for
      loan and lease losses                        14,801      16,562
   Noninterest income                               6,977       5,165
   Noninterest expense                             22,224      19,038
   (Benefit) provision for income taxes              (592)        602
                                               ----------  ----------
     Net income                                       146       2,087
   Dividends and accretion on preferred stock        (370)         --
   Accretion of preferred stock discount              (74)         --
                                               ----------  ----------
     Net (loss) income available to common
      shareholders                             $     (298) $    2,087
                                               ==========  ==========

   Earnings (Loss) per share available to
    common shareholders
     Basic                                     $    (0.01) $     0.14
     Diluted                                   $    (0.01) $     0.14

                                                     Three Months
 SUMMARY AVERAGE BALANCE SHEET                       Ended March
 --------------------------------------------- ----------------------
                                                  2009        2008
                                               ----------  ----------
   Total loans                                 $2,284,456  $1,627,999
   Total securities                               312,027     286,710
   Total earning assets                         2,664,332   1,932,480
   Total assets                                 2,952,220   2,100,220
   Total deposits                               2,328,523   1,572,599
   Shareholders' Equity                           393,991     220,319

                                                     Three Months
 PERFORMANCE RATIOS                                  Ended March
 --------------------------------------------- ----------------------
                                                  2009        2008
                                               ----------  ----------
   Return on average assets                          0.02%       0.40%
   Return on average equity                          0.15%       3.81%
   Return on average realized equity (A)             0.15%       3.85%
   Net interest margin (taxable equivalent)          3.52%       3.75%
   Net interest margin (excluding amortization
    of purchase accounting adjustments)              3.36%       3.75%
   Efficiency (taxable equivalent) (B)              73.70%      80.41%

                                                     Three Months
 CREDIT QUALITY                                      Ended March
 --------------------------------------------- ----------------------
                                                  2009        2008
                                               ----------  ----------
   Allowance for loan losses:
     Beginning of period                       $   30,464  $   15,082
     Provision for loan losses                      7,750         953
     Charge-offs                                   (3,442)       (618)
     Recoveries                                       547          81
                                               ----------  ----------
     Net charge-offs                               (2,895)       (537)
     Allowance acquired via acquisition                --      11,539
                                               ----------  ----------
     End of period                             $   35,319  $   27,037
                                               ==========  ==========

                                                      March 31
                                               ----------------------
                                                  2009        2008
                                               ----------  ----------
   Total non-performing assets                 $   71,406  $   31,692
     Nonperforming assets as a % of
      total assets:                                  2.38%       1.02%
     Nonperforming assets as a % of loans
      plus foreclosed assets                         3.15%       1.37%
   Allowance for loan losses as a % of
    total loans                                      1.56%       1.17%
   Net charge-offs as a % of average
    loans outstanding                                0.51%       0.13%

 CAPITAL MANAGEMENT                                   March 31
 --------------------------------------------- ----------------------
                                                  2009        2008
                                               ----------  ----------

   Tier 1 risk based capital ratio                  13.65%      12.01%
   Tangible equity ratio                            10.56%       9.48%
   Tangible common equity ratio                      9.53%       9.48%
   Period end shares issued and outstanding    22,630,636  22,577,687
   Book value per common share                 $    16.01  $    16.33
   Tangible book value per common share        $    12.27  $    12.48

                                                     Three Months
                                                     Ended March
                                               ----------------------
                                                  2009        2008
                                               ----------  ----------
   Shares issued                                   25,573  11,781,744
   Average common shares issued and
    outstanding                                22,619,426  15,077,544
   Average diluted common shares issued
    and outstanding                            22,676,693  15,156,260
   Cash dividends paid per common share        $     0.16  $     0.16

   OTHER DATA

     End of period full time employees                834         908

 NOTES:
   (A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in
       market values of securities and other comprehensive
       pension expense.
   (B) Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains
       or losses on securities, fixed assets and foreclosed assets.
       This is a non-GAAP financial measure, which we believe
       provides investors with important information regarding
       our operational efficiency. Comparison of our efficiency
       ratio with those of other companies may not be possible,
       because other companies may calculate the efficiency ratio differently.
   (C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)

 SELECTED BALANCE SHEET DATA                    3/31/2009   3/31/2008
                                                ---------   ---------

 Assets
   Cash and cash equivalents                   $  144,533  $  121,198

   Securities available for sale                  322,415     417,022
   Securities held to maturity                        451       3,594
     Total securities                             322,866     420,616

   Mortgage loans held for sale                    38,175      13,533

   Real estate - construction                     348,732     392,546
   Real estate - 1-4 family residential           816,502     732,319
   Real estate - commercial and multifamily       812,449     850,530
   Commercial, financial and agricultural         218,123     230,783
   Consumer loans                                  52,326      83,386
   All other loans                                 15,017      20,759
     Total loans                                2,263,149   2,310,323
   Deferred loan costs                              1,366          46
   Allowance for loan losses                      (35,319)    (27,037)
     Net loans                                  2,229,196   2,283,332

   Premises and equipment, net                     86,171      86,477
   Core deposit intangibles, net                    9,828      11,673
   Goodwill                                        74,880      75,041
   Bank owned life insurance                       29,207      27,882
   Foreclosed assets                                4,207       4,902
   Other assets                                    57,866      68,636

       Total assets                             2,996,929   3,113,290

 Liabilities
   Deposits:
     Noninterest bearing deposits                 314,763     337,354
     Money market & interest checking             782,591     655,297
     Savings                                      191,329     215,475
     CD's and other time deposits               1,097,646   1,160,341
       Total deposits                           2,386,329   2,368,467

   Federal funds purchased and securities
    sold under agreements to repurchase               477       1,136
   Federal Home Loan Bank advances                170,083     240,958
   Subordinated debt                               32,991      32,991
   Commercial paper                                    --      74,309
   Other borrowings                                    --         350
   Other liabilities                               14,724      26,492

     Total liabilities                          2,604,604   2,744,703

 Stockholders' equity
   Preferred stock                                 28,139          --
   Common stock                                    22,631      22,578
   Additional paid-in capital                     227,992     224,991
   Retained earnings                              111,551     117,368
   Accumulated other comprehensive income, net      2,012       3,650

     Total stockholders' equity                   392,325     368,587

     Total liabilities and stockholders'
      equity                                   $2,996,929  $3,113,290

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands)
                                                             Percent
                                 For the Three Months Ended  Increase
                                  3/31/2009      3/31/2008  (Decrease)
                                  ---------      ---------   ---------
 Interest Income
   Loans, including fees          $  32,492      $  27,262      19.18%
   Federal funds sold and
    deposits in other banks              18            199     -90.95%
   Investment securities:
     Taxable                          2,574          2,062      24.83%
     Tax-exempt                         848            837       1.31%
     Dividends                          199            268     -25.75%
       Total interest income         36,131         30,628      17.97%

 Interest Expense
   Deposits                          11,651         10,205      14.17%
   Federal funds repurchased
    and securities sold under
    agreements to repurchase              3             55     -94.55%
   Federal Home Loan Bank advances    1,562          1,907     -18.09%
   Subordinated debt                    357            467     -23.55%
   Commercial paper                      --            479    -100.00%
   Other borrowings                       7             --        N/A

       Total interest expense        13,580         13,113       3.56%

   Net interest income               22,551         17,515      28.75%
 Provision for loan losses            7,750            953    >100.00%
   Net interest income after
    provision for loan losses        14,801         16,562     -10.63%

 Noninterest Income
   Retail banking fees                3,711          2,567      44.57%
   Commissions and fees from
    fiduciary activities                758            803      -5.60%
   Brokerage fee income                 253            414     -38.89%
   Mortgage banking-related fees      1,424            871      63.49%
   Gains (losses) on sale of
    premises and equipment              199            (43)  >-100.00%
   Gains on securities available
    for sale                              2             32     -93.75%
   Losses on sale of foreclosed
    assets                             (265)          (500)    -47.00%
   Income from bank owned life
    insurance                           304            192      58.33%
   Other operating income               591            829     -28.71%
       Total noninterest income       6,977          5,165      35.08%

 Noninterest Expense
   Compensation and employee
    benefits                         10,526         11,168      -5.75%
   Net occupancy                      2,091          1,160      80.26%
   Supplies and equipment             1,962          1,541      27.32%
   Amortization-intangible assets       438            161    >100.00%
   Marketing                            240            417     -42.45%
   State franchise taxes                596            395      50.89%
   FDIC insurance                     1,105             47    >100.00%
   Data processing                    1,036          1,084      -4.43%
   Professional fees                    504            574     -12.20%
   Telecommunications                   467            289      61.59%
   Other operating expenses           3,259          2,202      48.00%
       Total noninterest expense     22,224         19,038      16.73%

   (Loss) income before income
    taxes                              (446)         2,689   >-100.00%
 Income tax (benefit) expense          (592)           602   >-100.00%
   Net income                     $     146      $   2,087     -93.00%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 THREE MONTHS ENDED MARCH 31, 2009 AND 2008
 (Dollars in thousands)

                        For the Three Months Ended March 31,
                                    (unaudited)
                 -----------------------------------------------------
                            2009                        2008
                 --------------------------  -------------------------
 Dollars in        Average   Interest Avg.     Average   Interest Avg.
 thousands         Balance   Inc/Exp  Rates    Balance   Inc/Exp  Rates
 --------------- ----------  -------  -----  ----------  -------  -----

 Assets
 Loans
  receivable,
  net            $2,284,456  $32,600  5.79%  $1,627,999  $27,300  6.73%
 Investment
  securities
    Taxable         228,397    2,749  4.81%     202,373    2,341  4.58%
    Tax exempt       83,630    1,305  6.24%      84,337    1,287  6.04%
                 ----------  -------  -----  ----------  -------  -----
 Total
  investments       312,027    4,054  5.20%     286,710    3,628  5.01%

 Interest
  bearing
  deposits           50,542       32  0.25%         375        3  3.16%
 Federal
  funds sold         17,307        9  0.21%      17,396      183  4.16%
                 ----------  -------  -----  ----------  -------  -----
                    379,876    4,095  4.31%     304,481    3,814  4.96%

                 ----------  -------  -----  ----------  -------  -----
 Total earning
  assets          2,664,332  $36,695  5.59%   1,932,480  $31,114  6.46%
                             -------                     -------

 Total nonearning
  assets            287,888                     167,740

                 ----------                  ----------
 Total assets    $2,952,220                  $2,100,220
                 ----------                  ----------

 Liabilities and
  Stockholders'
  Equity
 Interest-bearing
  deposits
  Interest
   checking      $  516,475  $ 1,397  1.10%  $  305,030  $ 1,096  1.44%
  Money market      235,150      830  1.43%     131,175      665  2.03%
  Savings           188,399      410  0.88%     127,065      338  1.07%
  Time deposits:
   Less than
    $100,000        762,657    6,060  3.22%     513,723    5,298  4.14%
   $100,000 and
    more            324,093    2,954  3.70%     255,407    2,808  4.41%
                 ----------  -------  -----  ----------  -------  -----
 Total interest-
  bearing
  deposits        2,026,774   11,651  2.33%   1,332,400   10,205  3.07%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase            344        3  3.49%       5,444       55  4.00%
 Federal Home
  Loan Bank
  advances          184,321    1,568  3.40%     186,298    1,907  4.05%
 Subordinated debt   32,991      357  4.33%      24,426      467  7.56%
 Commercial paper        --       --   N/A       74,261      479  2.55%
                 ----------  -------  -----  ----------  -------  -----

                    217,656    1,928  3.54%     290,429    2,908  3.96%

                 ----------  -------  -----  ----------  -------  -----
   Total
    interest-
    bearing
    liabilities   2,244,430   13,579  2.45%   1,622,829   13,113  3.23%
                             -------                     -------

   Total
    noninterest-
    bearing
    liabilities     313,799                     257,072

                 ----------                  ----------
 Total
  liabilities     2,558,229                   1,879,901
 Stockholders'
  equity            393,991                     220,319

                 ----------                  ----------
 Total
  liabilities and
  stockholders'
  equity         $2,952,220                  $2,100,220
                 ----------                  ----------

 Net interest
  income (tax
  equivalent)                $23,116                     $18,001
                             -------                     -------
   Average
    interest
    rate spread                       3.14%                       3.23%
   Interest
    expense as
    percentage
    of average
    earning
    assets                            2.07%                       2.71%
   Net interest
    margin                            3.52%                       3.75%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NORMALIZED BY EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS
 THREE MONTHS ENDED MARCH 31, 2009 AND 2008
 (Dollars in thousands)

                         For the Three Months Ended March 31,
                                     (unaudited)
                 -----------------------------------------------------
                           2009                        2008
                 --------------------------  -------------------------
 Dollars in        Average   Interest Avg.     Average   Interest Avg.
 thousands         Balance   Inc/Exp  Rates    Balance   Inc/Exp  Rates
 --------------- ----------  -------  -----  ----------  -------  -----

 Assets
 Loans
  receivable,
  net            $2,286,712  $31,660  5.63%  $1,627,999  $27,300  6.73%
 Investment
  securities
  Taxable           228,397    2,749  4.81%     202,373    2,341  4.58%
  Tax exempt         83,630    1,305  6.24%      84,337    1,287  6.04%
                 ----------  -------  -----  ----------  -------  -----
 Total
  investments       312,027    4,054  5.20%     286,710    3,628  5.01%

 Interest
  bearing
  deposits           50,542       32  0.25%         375        3  3.16%
 Federal
  funds sold         17,307        9  0.21%      17,396      183  4.16%
                 ----------  -------  -----  ----------  -------  -----
                    379,876    4,095  4.31%     304,481    3,814  4.96%

                 ----------  -------         ----------  -------
 Total
  earning
  assets         2,666,588   $35,755  5.45%   1,932,480  $31,114  6.46%
                             -------                     -------

 Total
  nonearning
  assets            285,590                     167,740

                 ----------                  ----------
 Total assets    $2,952,178                  $2,100,220
                 ----------                  ----------

 Liabilities and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
   Interest
    checking     $  516,475  $ 1,397  1.10%  $  305,030  $ 1,096  1.44%
   Money market     235,150      830  1.43%     131,175      665  2.03%
   Savings          188,399      410  0.88%     127,065      338  1.07%
   Time deposits:
    Less than
     $100,000       762,615    6,190  3.29%     513,723    5,298  4.14%
    $100,000 and
     more           324,093    2,954  3.70%     255,407    2,808  4.41%
                 ----------  -------  -----  ----------  -------  -----
 Total
  interest-
  bearing
  deposits        2,026,732   11,781  2.36%   1,332,400   10,205  3.07%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase            344        3  3.49%       5,444       55  4.00%
 Federal Home
  Loan Bank
  advances          184,321    1,568  3.40%     186,298    1,908  4.05%
 Subordinated debt   32,991      357  4.33%      24,426      467  7.56%
 Commercial paper        --       --   N/A       74,261      479  2.55%
                 ----------  -------  -----  ----------  -------  -----

                    217,656    1,928  3.54%     290,429    2,908  3.96%

                 ----------  -------  -----  ----------  -------  -----
   Total
    interest-
    bearing
    liabilities   2,244,388   13,709  2.47%   1,622,829   13,113  3.23%
                             -------                     -------

   Total
    noninterest-
    bearing
    liabilities     313,799                     257,072

                 ----------                  ----------
 Total
  liabilities     2,558,187                   1,879,901
 Stockholders'
  equity            393,991                     220,319

                 ----------                  ----------

 Total
  liabilities and
  stockholders'
  equity         $2,952,178                  $2,100,220
                 ----------                  ----------

 Net interest
  income (tax
  equivalent)                $22,046                     $18,001
                             -------                     -------
    Average
     interest
     rate spread                      2.97%                       3.23%
    Interest
     expense as
     percentage
     of average
     earning
     assets                           2.08%                       2.71%
    Net interest
     margin                           3.36%                       3.75%

CONTACT:  Jeffrey W. Farrar, Executive Vice President and
          Chief Financial Officer of StellarOne Corporation
          (434) 964-2217
          JFarrar@StellarOne.com